Exhibit 99.1

January 9, 2026

Cemtrex, Inc. Announces $4 Million Registered Direct Offering

Hauppauge, NY, Jan. 09, 2026 (GLOBE NEWSWIRE) -- Cemtrex, Inc. (NASDAQ: CETX) (the “Company”), an advanced security technology and industrial services company, today announced that it has entered into a definitive agreement for the purchase of approximately 1,469,507 shares and / or pre funded warrants with a single institutional investor, at a purchase price of $2.722 per share, with gross proceeds to the Company expected to be $4 million to the Company.

The transaction is expected to close on or about January 9, 2025, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offering, for general corporate purposes, including working capital and potential acquisitions.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-283995) previously filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on February 3, 2025. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov.

Interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cemtrex, Inc.

Cemtrex, Inc. (Nasdaq: CETX) is a diversified industrial and technology company operating across the Security, Industrial, and Aerospace & Defense sectors. The Company’s Security segment, led by Vicon Industries, provides advanced video management software, high-performance security cameras, and integrated surveillance solutions for enterprise, government, and critical infrastructure customers. Its Industrial segment, through Advanced Industrial Services (AIS), delivers specialized rigging, millwrighting, process piping, and equipment installation services to manufacturers nationwide. Cemtrex’s Aerospace & Defense segment, anchored by Invocon, provides mission-critical engineering, instrumentation, and sensing solutions supporting aerospace, defense, and space-based programs. With a focus on disciplined execution and strategic growth, Cemtrex is committed to building durable businesses that enhance safety, reliability, and long-term value for its customers and shareholders.For more information visit www.cemtrex.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor Relations

investors@cemtrex.com

Investor Relations

investors@cemtrex.com

Source: Cemtrex Inc.